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                                  Exhibit 10.7
                           Incentive Compensation Plan

                                WILLOW GROVE BANK
                           INCENTIVE COMPENSATION PLAN

Willow Grove Bank will pay an incentive compensation amount as a percentage of director fees paid to each director on the Board based upon the performance of the institution (excluding community enrichment expenses) as measured annually. The approval and distribution will be after the report of this Independent Public Accountants, usually at the end of the first quarter of the new fiscal year. The performance measurement criteria is as follows:

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                                                                                  Director
                                                                                 Percentage
                                                                                 ----------
1.       A.       SAFETY AND SOUNDNESS
                  Must have a CAMEL equal or superior
                  to rating on October 28, 1996.

         B.       INDEPENDENT AUDITOR'S REPORT
                  Must have an unqualified opinion on
                  Financial Statements.

         C.       RETURN ON ASSETS
                  ROA must be 10% above Mid-Atlantic Region peer Average.

         Percentage of Base Salary                                                    5%

2.       When Camel rating is superior to rating
             on October 28, 1996 exam.

         Maximum Additional Percentage                                                3%

3.       When ROA is in excess of 110 % of
         Mid-Atlantic Peer Average ROA.

         DIRECTOR
         For each additional 2.5 bp. above the 10% an additional 1%.

         Maximum Additional Percentage                                               12%

4.       Maximum Total Percentage of Base Directors Fees.                            20%


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